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                                                                     EXHIBIT 2.2

                AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT

     This Amendment Number One to Asset Purchase Agreement (this "Amendment") is entered into as of May 19, 2003, by and among Encompass Services Corporation (the "Company"), a Texas corporation, the Subsidiaries of the Company owning Purchased Assets, which are named on the signature pages hereto (the "Selling Subsidiaries"), and Residential Acquisition Corp. (the "Buyer"), a Delaware corporation.

                                 R E C I T A L S

     WHEREAS, the Company, Selling Subsidiaries and Buyer are parties to that certain Asset Purchase Agreement, dated as of May 7, 2003 (the "Agreement"); and

     WHEREAS, the Company, Selling Subsidiaries and Buyer desire to amend the Agreement as provided for and on the conditions herein;

     NOW, THEREFORE, the Company, Selling Subsidiaries and Buyer hereby amend certain provisions of the Agreement as follows:

     1. DEFINITIONS. All initially capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to them in the Agreement.

     2. AMENDMENTS. Section 6.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "6.10 Waiver and Release.

          (a) Sellers agree that effective as of the Closing Date, the Sellers and their Affiliates that are subject to the Chapter 11 Cases and their successors (the "Debtors") waive and release and shall be permanently enjoined from any prosecution or attempted prosecution of any and all claims, obligations, rights, causes of action or liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, which the Debtors have or may have against any Transferred Employee, Daniel Kipp and Todd Moser (each a "Covered Person" and collectively the "Covered Persons") and each of their respective attorneys, financial advisors and property; provided, however, that the foregoing will not operate as a waiver of, or release from, (i) any cause of action arising out of an express contractual obligation owing by any such Covered Person to the Debtors, or (ii) any cause of action arising out of the willful misconduct or gross negligence of such Covered Person in connection with, related to, or arising out of the administration of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan.

          (b) Sellers further agree than any Order of the Bankruptcy Court (whether Confirmation Order, Alternate Order or other Order) authorizing and approving the sale of the Purchased Assets and the consummation of the transactions contemplated by this Agreement shall waive and release (i) any and all Covered Persons and their respective attorneys, financial advisors and property and (ii) Wellspring and each of its present or

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     former members, officers, directors, agents, financial advisors, attorneys, employees, partners and representatives and their respective property, in each case on the same terms and conditions as set forth in Section 13.7 of the Plan."

     3. REPRESENTATIONS AND WARRANTIES. Each of the Sellers and Buyer represent and warrant and agree that (i) it has the requisite power to enter into, execute and perform all obligations under this Amendment (ii) the execution, delivery and performance hereof are within its powers, are not in contravention of the terms of any of its Organizational Documents and have been duly authorized by all necessary board, stockholder and member action of it.

     4. MISCELLANEOUS. If any term or provision of this Amendment is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Amendment to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Amendment remain valid, binding and enforceable. Such Government Entity shall have the power to reduce the scope of any offending provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that comes closest to expressing the intention of the invalid or unenforceable term or provision. In event that such Governmental Entity does not cure such offending term or provision, the parties agree to negotiate in good faith to modify this Amendment to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE BANKRUPTCY CODE AND, TO THE EXTENT NOT INCONSISTENT WITH THE BANKRUPTCY CODE, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE LAW OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT AND THE TRANSACTION DOCUMENTS, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

     5. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended, modified, and supplemented hereby, shall remain in full force and effect.

     6. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

                                        2

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                      BUYER:

                                      RESIDENTIAL ACQUISITION CORP.



                                      By: /s/ Joshua Cascade
                                          ------------------------------------
                                          Name:  Joshua Cascade
                                          Title: Vice President


                                      COMPANY:

                                      ENCOMPASS SERVICES CORPORATION



                                      By: /s/ Todd A. Matherne
                                          ------------------------------------
                                          Name:  Todd A. Matherne
                                          Title: Vice President - Treasurer


                                      SELLING SUBSIDIARIES:

                                      AA JARL, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary

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                                      A-ABC APPLIANCE, INC.

                                      By: /s/ Gray H. Muzzy
                                          -------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary


                                      A-ABC SERVICES, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary


                                      AIRTRON OF CENTRAL FLORIDA, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary


                                      AIRTRON, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary


                                      ENCOMPASS RESIDENTIAL SERVICES OF
                                      HOUSTON, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary

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                                      EVANS SERVICES, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary


                                      HALLMARK AIR CONDITIONING, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary


                                      K & N PLUMBING, HEATING AND AIR
                                      CONDITIONING, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary


                                      MASTERS, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary


                                      PAUL E. SMITH CO., INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary

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                                      VAN'S COMFORTEMP AIR CONDITIONING INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary


                                      WIEGOLD & SONS, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary


                                      WILLIS REFRIGERATION, AIR CONDITIONING
                                      & HEATING, INC.



                                      By: /s/ Gray H. Muzzy
                                          ------------------------------------
                                          Name:  Gray H. Muzzy
                                          Title: Vice President and Secretary